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                                                                    EXHIBIT 10.6

          AMENDMENT NO. 2 TO SECURED CONVERTIBLE NOTE OF NETGURU, INC.

                                 August 4, 2003

         Reference is made to that certain secured convertible promissory note dated December 13, 2002 made by NETGURU, INC., a Delaware corporation (the "BORROWER") in favor LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands (the "LAURUS"") in the original principal amount of Two Million Dollars ($2,000,000) (the "Note"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Note.

         WHEREAS, the Borrower and Laurus are entering into an additional financing pursuant to which Laurus will provide a secured revolving line of credit facility to the Borrower (the "Additional Financing"); and

         WHEREAS, in connection with the extension of the Additional Financing, Laurus has agreed to change certain terms of the Note and the Borrower desires to make such changes; and

         WHEREAS the Borrower and Laurus agree that on the date hereof the aggregate amount outstanding under the Note is ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($1,800,000):

         NOW, THEREFORE, in consideration for the execution and delivery by the Borrower of all documents requested by Laurus in connection with the Additional Financing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. The reference in the preamble to the Note is hereby amended to delete the reference to "December 13, 2004" contained therein and in its stead to insert "July 31, 2005, which date shall be the Maturity Date;

                  2. Section 1.1 of the Note is hereby deleted in its entirety and the following shall be inserted in its stead:

                  "1.1 Interest Rate. Interest payable on this Note shall accrue at an interest rate per annum equal to the greater of the "prime rate" published in the Wall Street Journal from time to time plus one percent (1.0%) and five percent (5%) and be payable in arrears commencing August 1, 2003 and on the first business day of each consecutive calendar month thereafter, and on the Maturity Date, accelerated or otherwise, due and payable as described below."


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                  3. Section 2.1 of the Note is hereby amended to delete the reference to "one twentieth of the original principal amount of this Note" contained in the first sentence thereof and in its stead to insert "one twenty fourth of the aggregate amount outstanding under the Note on the date hereof".

                  4. Section 2.2 of the Note is hereby deleted in its entirety and the following shall be inserted in its stead:

                  "2.2 Cash or Common Stock. Subject to the terms hereof, the Borrower has the sole option to determine whether to satisfy payment of the Monthly Amount in full on each Repayment Date either in cash or in shares of Common Stock, or a combination of both. The Borrower shall deliver to the Holder a written irrevocable notice in the form of Exhibit B attached hereto electing to pay such Monthly Amount in full on such Repayment Date in either cash or Common Stock, or a combination of both ("REPAYMENT ELECTION NOTICE"). Such Repayment Election Notice shall be delivered to the Holder at least twenty (20) days prior to the applicable Repayment Date (the date of such notice being hereinafter referred to as the "NOTICE DATE"). If such Repayment Election Notice is not delivered within the prescribed period set forth in the preceding sentence, then the repayment shall be made in cash. If the Borrower repays all or a portion of the Monthly Amount in shares of Common Stock, the number of such shares to be issued for such Repayment Date shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) the Conversion Price (as defined herein) as of such date."

                  5. Section 2.4 of the Note is hereby deleted in its entirety and the following shall be inserted in its stead:

                  "2.4 Share Price/Issuance Limitations. Notwithstanding anything to the contrary herein, if the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the 10 trading days preceding a Repayment Date was less than 110% of the Fixed Conversion Price, and the Borrower has previously elected to pay all or a portion of the Monthly Amount in shares of Common Stock, then, the Borrower will be permitted to pay the Monthly Amount in cash or, at the option of the Borrower, the Holder will be permitted to convert up to the Monthly Amount that is payable in shares of Common Stock at a Conversion Price of 85% of the average of the three lowest closing prices during the twenty (20) trading days immediately preceding the Conversion Date. Any part of the Monthly Amount not converted into shares of Common Stock by the following Repayment Date shall be paid by the Borrower in cash on such following Repayment Date. At any time during the relevant month, the Borrower has the option to pay the Monthly Amount, or the unconverted part thereof, in cash and the Conversion Price set forth in this Section 2.4 shall no longer be applicable."

                  6. Section 3.1(b) of the Note is hereby amended to delete the reference to "$1.60"contained in the first sentence thereof and in its stead to insert "$1.30".

                  7. The foregoing amendments shall be of no force and effect until the date upon which the Borrower shall deliver to Laurus all documents requested by Laurus in connection with the Additional Financing which date shall be date hereof.

                  8. There are no other amendments to the Note.

                  9. The Borrower hereby represents and warrants to Laurus that as of the date hereof all representation, warranties and covenants made by Borrower in connection with the Note are true correct and complete and all of Borrower's covenants requirements have been met.


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         IN WITNESS WHEREOF, each of the Borrower and Laurus has caused this
Amendment No. 2 to Secured Convertible Note to be signed in its name effective as of this 4th day of August 2003.


                                NETGURU, INC.


                                By: /s/ Jyoti Chatterjee
                                    --------------------------------------------
                                    Name: Jyoti Chatterjee
                                    Title: President and Chief Operating Officer



                                LAURUS MASTER FUND, LTD.


                                By: /s/ David Grin
                                    --------------------------------------------
                                    Name: David Grin
                                    Title: President